UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2010

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Novavax, Inc. (the “Company”), held its Annual Meeting of Stockholders on June 17, 2010 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected Stanley C. Erck, Michael A. McManus, Jr., J.D., and James F. Young. Ph.D. as Class III directors to serve on the Company’s Board of Directors until the Company’s 2013 Annual Meeting of Stockholders. The results of the stockholders’ votes with respect to the election of such directors were as follows:

	For	Withheld	Broker Non-Votes
Stanley C. Erck	42,904,038	6,093,849	32,186,736
Michael A. McManus, Jr., J.D.	43,620,884	5,377,003	32,186,736
James F. Young. Ph.D.	47,991,954	1,005,933	32,186,736

In addition, at the Annual Meeting, the Company’s stockholders voted to ratify the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2010. The results of the stockholders’ votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Independent Auditor	80,636,168	416,890	131,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc. (Registrant)

June 23, 2010	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary